UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2014

PLACER DEL MAR, LTD.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54118	72-1600437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4045 Sheridan Ave., Suite 433 Miami Beach, FL 33140
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(561) 543-8882

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                     Unregistered Sale of Equity Securities.

On May 21, 2014, Placer Del Mar Ltd. (the “Registrant”), closed on the offer and sale of $500,000 principal amount of its 10% Secured Convertible Promissory Notes (the “Investor Notes”) to two investor (the “Investors”).  The Investor Notes were offered and sold in a private placement (the “Notes Offering”) to a limited number of accredited investors and non-U.S. persons pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of, and Rule 506 of Regulation D and Regulation S under, the Securities Act.  There may be additional closings on the Investor Notes, up to an aggregate principal amount of $1,000,000.

The Registrant used $400,000 of the gross proceeds derived from its issuance of the Investor Notes to provide bridge financing (“Bridge Financing”) to Urban Cultivator Inc., a British Colombia corporation (“UC”), BC Northern Lights Enterprises Ltd., a British Colombia corporation (“BCNL”), and W3 Metal Inc., a British Colombia corporation (“W3,” and together with UC and BCNL, “Borrowers”) for working capital purposes.  The Bridge Financing is evidenced by a Secured Bridge Loan Promissory Note from the Borrowers to the Registrant (the “Bridge Note”).

The Registrant and the Borrowers have entered into a term sheet dated May 5, 2014 (the “Term Sheet”), pursuant to which it is contemplated that a newly-formed, wholly-owned subsidiary of the Registrant will merge with and into the Borrowers (the “Merger”), as a result of which the Registrant will acquire all of the issued and outstanding capital stock of the Borrowers and the Borrowers will become wholly-owned subsidiaries of the Registrant.  The Borrowers are private companies engaged in the business of manufacturing and selling commercial and residential hydroponic growing systems.  At this stage, no definitive terms have been agreed to with respect to the proposed Merger.  Neither the Registrant nor the Borrowers is currently bound to proceed with the Merger and there can be no assurance that the Merger will take place.  The Bridge Financing to the Borrowers was completed as contemplated by the Term Sheet.

The Investor Notes bear interest at a rate of 10% per annum and are for a term of 8 months (“Maturity”).  The Investor Notes are automatically convertible, subject to a 4.99% conversion blocker, upon closing of the Merger into units (the “Units”), at a conversion price of $0.30 per Unit.  Each Unit consists of one (1) share of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one (1) share of Common Stock at an exercise price of $0.35 per share for two (2) years. The shares of Common Stock that would be issued as a result of conversion of the Notes (and upon exercise of the related warrants) carry certain registration rights.  Upon the closing of the Merger, the Registrant shall issue to each of the Investors warrants (the “Bridge Warrants”) to purchase a number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock comprising the Units, exercisable at a price of $0.35 per share, exercisable for two (2) years from the closing of the Merger.  The Bridge Warrants will have weighted average anti-dilution protection.  If the Merger does not close, the Investor Notes must be repaid.

The Investor Notes and the Bridge Note are secured by all of the assets of the Borrowers. This security interest is subordinated to that of a certain bank providing an existing credit facility to the Borrowers.

The Bridge Note is for a term of 8 months from the initial closing of the Bridge Financing, and bears interest at the rate of 10% per annum.  All obligations under the Bridge Note will be deemed repaid in full and canceled upon the closing of the Merger.

The Investor Notes contain customary events of default and include a default by the Borrowers under the Bridge Note.  If the Registrant defaults under the Investor Notes, the full principal amount of the Investor Notes will, at the Investor’s option, become immediately due and payable in cash.  In addition, upon an event of default, the Investor Notes will begin to bear interest at a rate of 12% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.

A default by Borrowers under the Bridge Note, including but not limited to the failure to repay the Bridge Note at Maturity if the Merger doesn’t close, will cause the full principal amount of the Bridge Note, at the Registrant’s option, to become immediately due and payable in cash.  In addition, upon an event of default, the Bridge Note will begin to bear interest at a rate of 12% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, which interest rate will continue until all defaults are cured.

The Registrant has agreed to pay a finder a fee of $50,000 for introducing the Investors to the Registrant.

In addition to the Notes Offering, the Registrant intends to engage in an additional private placement of the Units for at least an additional $2,500,000 in gross proceeds to the Registrant (the “Subsequent Offering”).  The closing of the Subsequent Offering and the closing of the Merger is each a condition precedent to the other.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing or other securities of the Registrant.  Any such offer may only be made by offering materials issued by the Registrant.  The foregoing referenced securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.

Item 2.03.                    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the discussion under Item 1.01 of this Report regarding the Investor Notes issued by the Registrant, which discussion is incorporated by reference into this Item 2.03.

Item 9.01                     Financial Statements and Exhibits

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that, while these exhibits constitute public disclosure under the federal securities laws, they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Registrant or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Registrant may be found elsewhere in this Current Report on Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Exhibit Description
4.1	Form of 10% Secured Convertible Promissory Note of the Registrant

4.2	Bridge Loan Promissory Note in favor of the Registrant dated May 21, 2014

10.1	Form of 10% Note Securities Purchase Agreement of the Registrant

10.2	Bridge Loan Agreement by and among the Registrant and the other parties thereto dated May 21, 2014

10.3	Form of General Security Agreement by and among Registrant and the other parties thereto dated as of May 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLACER DEL MAR, LTD.

Dated: May 28, 2014	By:	/s/ Frank Terzo
	Name:	Frank Terzo
	Title:	President